DECLARATION OF TRUST

I, LARRY SOSTAD, hereby declare that the mineral claim described below and registered in the name of my company Multi Metal Mining corp. with the State of Nevada Division of Minerals, is held by me in trust and for the benefit of BOW VALLEY VENTURES, INC.

Mineral Claim:

Tenure Number	Claim Name	FILE NUMBER	Area in Acres

T20060207759	NEW YEAR NO.1	20061127-0003297	20

DATED the 23rd day of May, 2007

/s/ Larry Sostad
LARRY SOSTAD